Exhibit 4.1

Amendment No. 1 To Tax Benefit Preservation Plan

AMENDMENT NO. 1 (the “Amendment”), dated as of September 25, 2012 to the Tax Benefit Preservation Plan, dated as of October 23, 2009 (the “Plan”), between West Coast Bancorp, an Oregon corporation (the “Company”), and Wells Fargo Bank, National Association, as rights agent (the “Rights Agent”).

RECITALS

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Plan.

WHEREAS, the Company, Columbia Banking System, Inc. (“Purchaser”) and, from and after its accession thereto, Sub (as defined in the Merger Agreement) (“Sub”) contemplate entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Sub will merge with and into the Company (the “Merger”), and as soon as reasonably practicable following the Merger and as part of a single integrated transaction, the Company will merge with and into Purchaser (the “Second Step Merger”, and together with the Merger, the “Mergers”). The Board of Directors of the Company has adopted the Merger Agreement.

WHEREAS, pursuant to Section 27 of the Plan, prior to the time any person becomes an Acquiring Person (as defined in the Plan) the Company may from time to time supplement and amend the Plan.

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Plan as set forth herein is necessary and desirable in connection with the Merger Agreement and the Mergers and the Company and the Rights Agent desire to evidence such amendment in writing.

WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Plan):

1. Amendment of Section 1. Section 1 of the Plan is hereby amended and supplemented to add the following definitions at the end of Section 1:

“1(ff) “Columbia” collectively means Columbia Banking System, Inc., a Washington corporation, Sub (as defined in the Merger Agreement), an Oregon corporation, and any successors or assigns of Columbia Banking System, Inc. or Sub under the Merger Agreement.”

“1(gg) “Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.”

“1(hh) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of September 25, 2012, by and among Columbia Banking System, Inc., the Company, and, from and after its accession thereto, Sub, as it may be amended from time to time.”

“1(ii) “Second Step Merger” shall mean the “Second Step Merger” as such term is defined in the Merger Agreement.”

2. Amendment of the definition of “Acquiring Person”. The definition of “Acquiring Person” in Section 1(a) of the Plan is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Plan to the contrary, Columbia shall not be deemed to be an “Acquiring Person” solely by virtue of (i) the execution and performance of the Merger Agreement, the Principal Shareholder Support Agreements (as defined in the Merger Agreement) or the other Company Support Agreements (as defined in the Merger Agreement), (ii) the consummation of the Merger or the Second Step Merger or (iii) the consummation of any other transaction contemplated in the Merger Agreement.”

3. Amendment of the definition of “Distribution Date”. Section 3(a) of the Plan is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Plan to the contrary, a “Distribution Date” shall not be deemed to have occurred solely as the result of (i) the execution and performance of the Merger Agreement, the Principal Shareholder Support Agreements (as defined in the Merger Agreement) or the other Company Support Agreements (as defined in the Merger Agreement), (ii) the consummation of the Merger or the Second Step Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement.”

4. Amendment of the definition of “Shares Acquisition Date”. The definition of “Shares Acquisition Date” in Section 1(z) of the Plan is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Plan to the contrary, a “Shares Acquisition Date” shall not be deemed to have occurred solely as the result of (i) the execution and performance of the Merger Agreement, the Principal Shareholder Support Agreements (as defined in the Merger Agreement) or the other Company Support Agreements (as defined in the Merger Agreement), (ii) the consummation of the Merger or the Second Step Merger, or (iii) the consummation of any other transaction contemplated in the Merger Agreement.”

5. Amendment of Section 3. Section 3 of the Plan is hereby amended and supplemented to add the following sentence at the end thereof as Section 3(d):

“Nothing in this Plan shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Plan by virtue of the execution of the Merger Agreement (or the Principal Shareholder Support Agreements or other Company Support Agreements, each as defined in the Merger Agreement) or by virtue of the Merger or the Second Step Merger or any of the other transactions contemplated by the Merger Agreement, including without limitation the consummation thereof.”

6. Amendment of Section 7. Section 7(a) of the Plan is hereby amended and supplemented by deleting the parenthetical at the end of clause (vi) thereof and inserting in its place the following:

“or (vii) immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (the earliest of the dates set forth in clauses (iv), (v), (vi) and (vii), the “Early Expiration Date”).”

7. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Plan shall remain in full force and effect and shall be otherwise unaffected hereby.

8. Termination of Plan. If for any reason the Merger Agreement is terminated and the Merger is abandoned, then this Amendment shall be of no further force and effect and the Plan shall remain the same as it existed immediately prior to execution of this Amendment.

9. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Plan. The Rights Agent and the Company hereby waive any notice requirement under the Plan pertaining to the matters covered by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

WEST COAST BANCORP
Attest:

By:	/s/ Anders Giltvedt		By:	/s/ Robert D. Sznewajs
	Name:	Anders Giltvedt		Name:	Robert D. Sznewajs
	Title:	Executive Vice President & Chief Financial Officer		Title:	President & Chief Executive Officer

WELLS FARGO BANK, N.A.
Attest:

By:	/s/ Jennifer Leno		By:	/s/ Pamela E. Herlich
	Name:	Jennifer Leno		Name:	Pamela E. Herlich
	Title:	Vice President		Title:	Vice President, Relationship Management